Exhibit 3.3

8500790135

RESTATED CERTIFICATE OF INCORPORATION

OF

MASONITE CORPORATION

Masonite Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows;

First:  The name of the corporation is “Masonite Corporation” and the name under which the corporation was originally incorporated is “Mason Fibre Company.”

The date of filing its original Certificate of incorporation with the Secretary of State was September 1, 1925.

Second:  The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated and amended to read as herein set forth in full:

1.             The name of the corporation is MASONITE CORPORATION.

2.             The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.             The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.             The total number of shares of stock which the corporation shall have authority to issue is one hundred (100) and the par value of each of such shares is Ten Dollars ($10.00) amounting in the aggregate to one Thousand Dollars ($1,000.00).

5.             The corporation is to have perpetual existence.

6.             In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

7.             Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of, the corporation may be kept (subject to any provisions contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

8.             The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Third:  That in lieu of a meeting and vote of stockholders, the sole stockholder has given unanimous written consent to said amendment and restatement in accordance with provisions of Sections 228 and 245 of The General Corporation Law of the State of Delaware.

Fourth:  That the aforesaid amendment and restatement was duly adopted in accordance with the applicable provisions of Sections 242 and 245 of The General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Masonite Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Robert N. Rasmus, its Chairman and Chief Executive Officer and attested by Edward A. Markus, Jr., its Assistant Secretary, this 20th day of December, 1984.

MASONITE CORPORATION

	By	/s/ Robert N. Rasmus
Robert N. Rasmus
Chairman and Chief
Executive Officer

CORPORATE SEAL

ATTEST

/s/ Edward A. Markus Jr.
Edward A. Markus, Jr. Asst. Secretary

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CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
WOOD FIBER INDUSTRIES, INC.
INTO
MASONITE CORPORATION

Masonite Corporation, a corporation organized and existing under the laws of Delaware, DOES HEREBY CERTIFY:

FIRST:  That this corporation was incorporated on the 1st day of September, 1925, pursuant to the General Corporation Law of the State of Delaware.

SECOND:  That this corporation owns all of the outstanding shares of the stock of Wood Fiber Industries, Inc., a corporation incorporated on the 24th day of November, 1986, pursuant to the General Corporation Law of the State Of Delaware.

THIRD:  That this corporation, by the following resolutions of its Board of Directors, adopted by the unanimous written consent of its members, filed with the minutes of the board on the 15th day of September, 1987, determined to merge into itself said Wood Fiber Industries, Inc.:

RESOLVED, that Masonite Corporation merge, and it hereby does merge, into itself Wood Fiber Industries, Inc. and assumes all of its liabilities and obligations.

FURTHER RESOLVED, that the merger shall become effective on October 1, 1987.

FURTHER RESOLVED, that the proper officers of this Company be and they are hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Wood Fiber Industries, Inc. and assume its liabilities and obligations and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Delaware and to cause a certified copy thereof to be recorded in the office of the Recorder of Deeds of New Castle County, Delaware, and to do all acts and things whatsoever, whether within or without the State of Delaware or any other state, which may be in anywise necessary or proper to effect said merger.

FOURTH:  Anything herein or elsewhere to the contrary notwithstanding this merger may be amended or terminated and abandoned by the Board of Directors of Masonite Corporation at any time prior to the date of filing the Merger with the Secretary of State.

IN WITNESS WHEREOF, Masonite Corporation has caused this Certificate to be signed by Anthony J. Falvo, its President and Chief Executive Officer, and attested by Edward A Markus, Jr., its Vice President, Secretary and General Counsel, this 21st day of September, 1987.

MASONITE CORPORATION

		By:	/s/ illegible
President and Chief Executive Officer

ATTEST:

By:	/s/ Edward A. Markus, Jr.
Vice President, Secretary
and General Counsel

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

*  *  *  *  *

Masonite Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

RESOLVED, that the Restated Certificate of Incorporation of Masonite Corporation be amended by changing the Eighth Article thereof so that, as amended, said Article shall be and read as follows:

“No Director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, and (iv) for any transaction from which a director derived an improper personal benefit.”

SECOND:  That in-lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Masonite Corporation has caused this certificate to be signed by William J. White, its President, and attested by Edward A. Markus, Jr., its Secretary, this 20th day of September, 1988.

MASONITE CORPORATION

		By:	/s/ illegible
President

ATTEST:

By:	/s/ Edward A. Markus, Jr.
Secretary

2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 12/12/1991
721346089 – 189207

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

MASONITE CORPORATION

Pursuant to Section 242 of the General Corporation Law
of the State of Delaware

We, the undersigned, Charles Greenberg, being the Vice President and Syvert E. Nerheim, being the Assistant Secretary of Masonite Corporation (the “Corporation”), hereby certify:

A.            That the name of the corporation is Masonite Corporation.

B.            That the original Certificate of Incorporation of the Corporation was filed with the Secretary of State for the State of Delaware on September 1, 1925 and Restated on March 20, 1985.

C.            That the Board of Directors of the Corporation, by a Unanimous written Consent of Directors, dated December 2, 1991, in lieu of a meeting, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of incorporation of the corporation:

RESOLVED that the Board hereby authorizes an amendment to the Certificate of Incorporation of the Corporation to deleting Article 4 in its entirety and substitute the following:

“4.           The total number of shares of stock which the corporation shall have authority to issue is one hundred and ten (110) common shares, par value ten (10) dollars per share, divided into 100 shares of Class A common stock and 10 shares of Class B common stock. The Class B common stock shall not be entitled to vote at any meeting of shareholders for any purpose but shall receive all other rights and privileges of a shareholder.”

D.            That the amendment to the Certificate of Incorporation as set forth above was consented to and adopted by the holder’s of all the issued and outstanding shares of stock of the Corporation entitled to vote, by a Unanimous Written Consent of Stockholder in lieu of a Special

Meeting, dated December 2, 1991, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and the By-Laws of the Corporation.

IN WITNESS WHEREOF, we the undersigned, on behalf of Masonite Corporation, have set our hand and affixed the corporate seal hereto, this 5th day of December, 1991.

/s/ Charles Greenberg
Charles Greenberg
Vice President

(Corporate Seal)

ATTEST:	/s/ Syvert E. Nerheim
Syvert E. Nerheim
Assistant Secretary

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STATE OF NEW YORK	)
	:	ss.:
COUNTY OF WESTCHESTER	)

BE IT REMEMBERED, that on this 5th day of December, 1991, personally came before me, a Notary Public for the State of New York, Charles Greenberg, Vice President of Masonite corporation, who, I am satisfied, is the person who has signed the within instrument; and I having first made known to him the contents thereof, he thereupon acknowledged that he signed as the vice President of Masonite Corporation; and that the within instrument is the voluntary act and deed of said corporation, made by virtue of authority from its board of Directors.

/s/ Carol Berardi
Notary Public

(Seal)

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF WESTCHESTER	)

BE IT REMEMBERED, that on this 5th day of December, 1991, personally came before me, a Notary Public for the State of New York, Syvert E. Nerbeim, the Assistant Secretary of Masonite Corporation, who, I am satisfied, is the person who has signed the within instrument; and I having first made known to him the contents thereof, he thereupon acknowledged that he signed as the Assistant Secretary of Masonite Corporation; and that the within instrument is the voluntary act and deed of said corporation; made by virtue of authority from its Board of Directors.

/s/ Carol Berardi
Notary Public

(Seal)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/20/2001
010589960 – 189207

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT

It is hereby certified that:

1.             The name of the corporation (hereinafter called the “corporation”) is Masonite Corporation.

2.             The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.             The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.             The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on November 9th, 2001.

By:	/s/ P. Bernards
Name:	P. Bernards
Title:	Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:04 PM 12/23/2005
Filed 04:04 PM 12/23/2005
SRV 051059001 – 0189207 FILE

CERTIFICATE OF MERGER OF
MASONITE DOOR CORPORATION
MASONITE U.S. CORPORATION
MASONITE ENTRY DOOR CORPORATION
FBL CORPORATION
AND
MASONITE CORPORATION

It is hereby certified that:

1.                                      The constituent business entities participating in the merger herein certified are:

(i)                                     Masonite Door Corporation, which is incorporated in Florida;   4083948

(ii)                                  Masonite U.S. Corporation, which is incorporated in Delaware;   3900175

(iii)                               Masonite Entry Door Corporation; which is incorporated in Florida;   4083949

(iv)                              FBL Corporation, which is incorporated in Delaware;   3237623

(v)                                 Masonite Corporation, which is incorporated in Delaware.   0189207

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:04 PM 12/23/2005
Filed 04:04 PM 12/23/2005
SRV 051059001 – 0189207 FILE

CERTIFICATE OF MERGER OF
MASONITE DOOR CORPORATION
MASONITE U.S. CORPORATION
MASONITE ENTRY DOOR CORPORATION
FBL CORPORATION
AND
MASONITE CORPORATION

It is hereby certified that:

1.             The constituent business entities participating in the merger herein certified are:

(i)                                     Masonite Door Corporation, which is incorporated in Florida;

(ii)                                  Masonite U.S. Corporation, which is incorporated in Delaware;

(iii)                               Masonite Entry Door Corporation; which is incorporated in Florida;

(iv)                              FBL Corporation, which is incorporated in Delaware;

(v)                                 Masonite Corporation, which is incorporated in Delaware.

2.             An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent entities in accordance with the provisions of Sections 252 of the Delaware General Corporation Law by each of Masonite U.S. Corporation (the parent), FBL Corporation and Masonite Corporation (the survivor) and in accordance with the appropriate provisions of Florida Law by each of Masonite Door Corporation, and Masonite Entry Door Corporation.

3.             The name of the surviving corporation in the merger herein certified is Masonite Corporation, which will continue its existence as the surviving corporation under its present name upon the effective date of the merger pursuant to the provisions of the laws of Delaware.

4.             The Certificate of Incorporation of Masonite Corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of the surviving corporation until amended and changed pursuant to the provisions of the laws of Delaware.

5.             The executed Agreement and Plan of Merger between the constituent entities is on file at an office of the surviving corporation, the address of which is as follows:

1 N. Dale Mabry, Suite 950
Tampa, Florida 33609

6.             A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request, and without cost, to any stockholder, shareholder or any member of any constituent entity.

7.             The Agreement and Plan of Merger between the constituent corporations provides that the merger herein certified shall be effective at 11:59 p.m. on December 31, 2005.

Dated: December 21, 2005	MASONITE CORPORATION

By: /s/ James U. Morrison
Name: James U. Morrison
Title: President

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:04 PM 12/23/2005
Filed 04:05 PM 12/23/2005
SRV 051059001 – 0189207 FILE

CERTIFICATE OF MERCER OF
LOUISIANA MILLWORK, L.L.C.
AND
MASONITE CORPORATION

It is hereby certified that:

1.             The constituent business entities participating in the merger herein certified are:

(i)                                     Louisiana. Millwork, L.L.C., which is organized in Louisiana;

(ii)                                  Masonite Corporation, which is incorporated in Delaware.

2.             An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent entities in accordance with the provisions of Section 264 of the Delaware General Corporation Law by Masonite Corporation (the survivor) and in accordance with the appropriate provisions of Louisiana Law by Louisiana Millwork, L.L.C.

3.             The name of the surviving corporation in the merger herein certified is Masonite Corporation, which will continue its existence as the surviving corporation under its present name upon the effective date of the merger pursuant to the provisions of the laws of Delaware.

4.             The Certificate of Incorporation of Masonite Corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of the surviving corporation until amended and changed pursuant to the provisions of the laws of Delaware.

5.             The executed Agreement and Plan of Merger between the constituent entities is on file at an office of the surviving corporation, the address of which is as follows:

1 N. Dale Mabry, Suite 950
Tampa, Florida 33609

6.             A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request, and without cost, to any stockholder, shareholder or any member of any constituent entity.

7.             The Agreement and Plan of Merger between the constitute corporations provides that the merger herein certified shall be effective at 11:59 p m. on December 31, 2005.

Dated: December 21, 2005	MASONITE CORPORATION

By: /s/ James U. Morrison
Name: James U. Morrison
Title: President

2